UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 1, 2011

UNITED AMERICAN HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	001-11638	38-2526913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 East Wacker Drive, Suite 1200 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (313) 393-4571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act.

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On November 3, 2011, registrant United American Healthcare Corporation (the “Company”) entered into a Second Amendment to Voting and Standstill Agreement (the “Second Amendment”) with St. George Investments, LLC, an Illinois limited liability company (“St. George”), and The Dove Foundation, an Illinois trust (“Dove”).

The Second Amendment further amends the Voting and Standstill Agreement dated March 19, 2010, between the Company and St. George, which was previously amended by the Amendment to Voting and Standstill Agreement dated June 7, 2010, then joined by Dove on June 7, 2010, and then amended by the Acknowledgment and Waiver of Certain Provisions of the Voting and Standstill Agreement dated June 18, 2010 (as so amended, the “Voting and Standstill Agreement”).

In connection with the Second Amendment, St. George and Dove have agreed to forbear until October 1, 2012, on exercising their rights to cause the Company to purchase their respective shares of the Company’s common stock.  However, these rights will accelerate and become immediately exercisable upon the occurrence of certain events such as a default, a sale of the Company or its subsidiary Pulse Systems, LLC, or the Company ceasing to be current in its reporting obligations under Section 13 of the Securities Exchange Act of 1934, as amended.

In the Second Amendment, the Company has acknowledged that an “Event of Default” under the Voting and Standstill Agreement has occurred and that, as a result, certain provisions of the Voting and Standstill Agreement have terminated and are no longer in effect.  Consequently, St. George and Dove may decide how to vote their respective shares of the Company’s common stock at the Company’s upcoming annual meeting of shareholders and at any subsequent meeting of shareholders.  St. George owns 3,063,745 shares (approximately 25.92%) of the Company’s common stock, and Dove owns 1,603,647 shares (approximately 13.57%) of the Company’s common stock.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on November 1, 2011, William C. Brooks resigned from the Board of Directors of the Company (the “Board”), vacating a director position whose current term will expire at the 2011 annual meeting of shareholders to be held on December 8, 2011.  Immediately after this resignation, on November 1, 2011, the Board appointed Mr. Brooks to fill the vacancy created when Grayson Beck resigned from the Board on September 6, 2011, for the remainder of Mr. Beck’s term, which expires in 2013.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amendment to Voting and Standstill Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2011	UNITED AMERICAN HEALTHCARE CORPORATION
	By:	/s/ John M. Fife
		Name:	John M. Fife
		Title:	President and Chief Executive Officer

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